Exhibit 99.1

Silence Therapeutics Reports Third Quarter 2025 Financial Results and Recent Business Highlights

SANRECO Phase 2 study of divesiran in polycythemia vera (PV) fully enrolled; topline results anticipated in 3Q 2026

Strong balance sheet and cash runway into 2028

6 November 2025

LONDON, Silence Therapeutics plc, Nasdaq: SLN (“Silence” or “the Company”), a global clinical-stage company developing novel siRNA (short interfering RNA) therapies, today reported its financial results for the third quarter ended September 30, 2025, and reviewed recent business highlights.

“Silence continues to focus on operational execution, highlighted by the rapid achievement of full enrollment in our ongoing SANRECO Phase 2 study of divesiran, our first-in-class siRNA for PV,” said Craig Tooman, President and Chief Executive Officer at Silence. “We believe the positive momentum in our divesiran PV program, combined with exciting advancements in our early-stage pipeline, positions us well for both near and long-term value creation. We are looking forward to a strong finish to the year and meaningful pipeline catalysts ahead in 2026.”

Rhonda Hellums, Silence’s Chief Financial Officer, said, “With a strong cash position providing a runway into 2028, we remain focused on executing to deliver topline Phase 2 data in PV next year, bringing forward additional candidates from our mRNAi GOLD™ platform where we see promising opportunities and advancing our extra-hepatic work.”

Recent Highlights

Divesiran for Polycythemia Vera (PV)

•
Completed enrollment in the SANRECO Phase 2 study of divesiran for the treatment of PV. The Phase 2 portion of SANRECO is a global, randomized, double-blind, placebo-controlled trial that enrolled 48 phlebotomy-dependent PV patients.
•
Following accelerated completion of Phase 2 enrollment, initial topline results from SANRECO are anticipated in the third quarter of 2026.

Third Quarter 2025 Financial Highlights

•
Cash Position: Cash and cash equivalents, and short-term investments of $102.2 million as of September 30, 2025, which are expected to fund our operational plans into 2028.
•
Research & Development Expenses: R&D expenses were $20.5 million for the quarter ended September 30, 2025, as compared to $20.2 million for the quarter ended September 30, 2024.
•
General & Administrative Expenses: G&A expenses were $5.8 million for the quarter ended September 30, 2025, as compared to $7.7 million for the quarter ended September 30, 2024. The $1.9 million decrease in G&A expenses was primarily due to a reduction in reporting and compliance requirements, as well as our efforts to increase operating efficiencies.
•
Net Loss: Net loss was $21.0 million for the quarter ended September 30, 2025, as compared to $35.5 million for the quarter ended September 30, 2024, which was impacted largely by foreign currency loss.

About Silence Therapeutics

Silence Therapeutics is a global clinical-stage biotechnology company committed to transforming people’s lives by silencing diseases through precision engineered medicines created with proprietary siRNA (short interfering RNA) technology. Silence leverages its mRNAi GOLD™ platform to create innovative siRNAs designed to precisely target and silence disease-associated genes in the liver, which represents a substantial opportunity. Silence focuses on areas of high unmet medical need with programs advancing in cardiovascular disease, hematology and rare diseases. For more information, please visit https://www.silence-therapeutics.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. All statements other than statements of historical facts contained in this press release are forward-looking statements. These forward-looking statements include, but are not limited to, statements about: the Company’s business strategy and plans, including the Company’s clinical development activities and timelines; the potential therapeutic benefits of the Company’s product candidates; the anticipated timing of initial topline and future results from the SANRECO Phase 2 trial; the Company’s ability to deliver near- or long-term value; the Company’s ability to bring forward additional candidates from its mRNAi GOLD™ platform; the Company’s expected year-end results and performance; and the Company’s anticipated extended cash runway. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: the company’s history of net operating losses; the company’s ability to obtain necessary capital to fund its clinical programs; the early stages of clinical development of the company’s product candidates; the company’s ability to obtain regulatory approval of and successfully commercialize its product candidates; any undesirable side effects or other properties of the company’s product candidates; the company’s reliance on third-party suppliers and manufacturers; the outcomes of any future collaboration agreements; and the company’s ability to adequately maintain intellectual property rights for its product candidates. These and other risks are described in greater detail under the section titled “Risk Factors” contained in the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the company’s other filings with the SEC. Any forward-looking statements that the Company makes in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this press release. Except as required by law, the company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Inquiries:

Silence Therapeutics plc Gem Hopkins, VP, IR and Corporate Communications ir@silence-therapeutics.com	Tel: +1 (646) 637-3208

Silence Therapeutics plc

Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except share and per share data)

	September 30, 2025	December 31, 2024
Current assets
Cash and cash equivalents	$82,031	$121,330
Short-term investments	20,161	26,004
R&D benefit receivable	22,152	24,396
Other current assets	9,260	14,664
Trade receivables	28	972
Total current assets	133,632	187,366
Property, plant and equipment	1,655	1,818
Operating lease right-of-use assets	192	157
Goodwill	10,612	9,392
Other intangible assets	300	312
Other long-term assets	399	3,590
Total assets	$146,790	$202,635

Current liabilities
Contract liabilities	$(301)	$(306)
Trade and other payables	(16,993)	(16,399)
Operating lease liabilities, current	(85)	(117)
Total current liabilities	(17,379)	(16,822)
Contract liabilities	(55,251)	(51,790)
Operating lease liabilities	(97)	—
Total liabilities	$(72,727)	$(68,612)
Commitments and contingencies

Shareholders’ equity
Ordinary shares - par value £0.05 per share; 141,701,848 shares issued at September 30, 2025 (December 31, 2024: 141,674,074)	(10,290)	(10,288)
Additional paid-in capital	(617,648)	(609,560)
Accumulated deficit	550,802	474,044
Accumulated other comprehensive loss	3,073	11,781
Total shareholders' equity	(74,063)	(134,023)

Total liabilities and shareholders' equity	$(146,790)	$(202,635)

Silence Therapeutics plc

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	Three months ended Sept 30,		Nine months ended Sept 30,
	2025	2024	2025	2024
Revenue	$159	$1,498	$525	$17,953
Cost of sales	(64)	(3,639)	(203)	(9,772)
Gross profit	95	(2,141)	322	8,181
Research and development costs	(20,544)	(20,159)	(59,004)	(45,806)
General and administrative expenses	(5,795)	(7,697)	(18,610)	(21,342)
Restructuring charges	—	—	(1,324)	—
Operating loss	(26,244)	(29,997)	(78,616)	(58,967)
Foreign currency gain/(loss), net	1,934	(11,396)	(8,448)	(11,266)
Other income, net	770	1,412	2,600	3,430
Benefit from R&D credit	2,583	4,486	7,633	9,713
Loss before income tax expense	(20,957)	(35,495)	(76,831)	(57,090)
Income tax expense	(1)	(49)	(11)	(521)
Net Loss	$(20,958)	$(35,544)	$(76,842)	$(57,611)
Loss per share (basic and diluted)	$(0.15)	$(0.25)	$(0.54)	$(0.42)
Weighted average shares outstanding (basic and diluted)	141,701,848	141,198,163	141,692,294	137,775,274